Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
John Kelly, Chief Financial Officer
Smith & Wesson Holding Corp.
(413) 747-3305
Liz Sharp, VP Investor Relations
Smith & Wesson Holding Corp.
(480) 949-9700 x. 115
lsharp@smith-wesson.com
Smith & Wesson Holding Corporation
Agrees to $26 Million Private Placement of Common Stock
With Institutional Investors
Active Recapitalization Will Reduce Shares Outstanding
and Subsequent Future Dilution to Earnings per Share
SPRINGFIELD, Mass., September 7, 2005 — Smith & Wesson Holding Corporation (AMEX: SWB), parent company of Smith & Wesson Corp., the legendary 153-year old company in the global business of safety, security, protection and sport, today announced that the Company has entered into a definitive agreement with respect to the private placement of 6,000,000 shares of common stock to a group of institutional investors. The net proceeds to the Company after payment of transaction expenses will be approximately $24.4 million. The Company also issued to the investors warrants to purchase up to an additional 1,200,000 shares of common stock for a period of seven months following effectiveness of the resale registration statement described below. SG Cowen & Co., LLC acted as the exclusive placement agent for the transaction.
The Company intends to use approximately $24.0 million of the proceeds from this private placement for the repurchase of 9,000,000 outstanding warrants. Smith & Wesson’s Chief Financial Officer, John Kelly, said, “We view the completion of this accretive private placement as very positive for several reasons. First, the transaction reduces a significant warrant overhang that existed. Second, we view the investment in our Company by a group of new institutional investors as a vote of confidence that we are well positioned to achieve our strategic goals. Finally, the investment allows us to purchase warrants at a substantial discount to their intrinsic value that, if left outstanding would have consequently diluted our future earnings per share by adding an additional 3,000,000 shares to the number of shares outstanding.”
The securities issued in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from such registration requirements. Pursuant to the terms of the purchase agreement, Smith & Wesson plans to file a registration statement with the Securities and Exchange Commission on Form S-3 within 30 days of the closing of the transaction, registering the common stock for potential resale.

About Smith & Wesson
Smith & Wesson Holding Corporation, through its subsidiary Smith & Wesson Corp., is one of the world’s largest manufacturers of quality handguns, law enforcement products and firearm safety/security products. The Company also provides shooter protection, knives, apparel, footwear and other accessory lines. The Company is based in Springfield, Mass., with manufacturing facilities in Springfield and Houlton, Maine. The Smith & Wesson Academy is America’s longest-running firearms training facility for America’s public servants. For more information, call (800) 331-0852 or log on to www.smith-wesson.com.
Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include statements regarding the Company’s anticipated results relative to its strategic plan, and the financial effect of the private placement. The Company cautions that these statements are qualified by important factors that could cause actual effect to differ materially from those reflected by such forward-looking statements. Such factors include the Company’s earnings performance, additional issuances of the Company’s securities, and other risks detailed from time to time in the Company’s reports filed with the SEC, including its Form 10-K Report for the fiscal year ended April 30, 2005.